UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2015

THE TJX COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-4908	04-2207613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701

(Address of principal executive offices) (Zip Code)

(508) 390-1000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of The TJX Companies, Inc. (the “Company”) was held on June 11, 2015, at which the stockholders voted as follows:

Proposal 1: Each nominee for director was elected, each to serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualified:

Nominee	For	Against	Abstaining	Broker Non-Votes
Zein Abdalla	571,721,684	1,309,085	1,221,350	33,294,178
José B. Alvarez	571,932,590	1,106,797	1,212,732	33,294,178
Alan M. Bennett	572,059,591	975,982	1,216,546	33,294,178
David T. Ching	571,790,670	1,258,876	1,202,573	33,294,178
Michael F. Hines	572,299,173	708,739	1,244,207	33,294,178
Amy B. Lane	570,343,366	2,726,758	1,181,995	33,294,178
Carol Meyrowitz	559,763,409	9,855,427	4,633,199	33,294,178
John F. O’Brien	559,262,230	13,745,748	1,244,141	33,294,178
Willow B. Shire	556,430,433	15,856,697	1,964,989	33,294,178
William H. Swanson	572,231,900	779,354	1,240,865	33,294,178

Proposal 2: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2016 was ratified:

For	596,574,809
Against	9,683,973
Abstaining	1,287,515

Proposal 3: On an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion (the “say on pay vote”) was approved:

For	532,425,610
Against	27,240,616
Abstaining	14,585,893
Broker Non-Votes	33,294,178

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ Ann McCauley
Ann McCauley
Executive Vice President, Secretary and General Counsel

Dated: June 15, 2015